Exhibit 10.01

EXCHANGE AGREEMENT

This Exchange Agreement, dated as of May 8, 2020 (this “Agreement”) by and among Mountain High Acquisitions Corp., a Colorado corporation (“MYHI”), on the one hand, and GPS Associates, Inc (“GPS”), a Delaware corporation and Trilogy Capital, LLC (the “Shareholder”), on the other hand. For purposes of this Agreement, MYHI, and the Shareholder are sometimes collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, the Shareholder owns all the issued and outstanding common shares (the "GPS Shares") of GPS Associates, Inc., a Delaware corporation ("GPS”); and

WHEREAS, (i) the Shareholder believes it is in its best interests for the Shareholder to exchange 100% of the GPS Shares for Two Hundred and Fifteen Million, Two Hundred and Fifty Thousand (215,250,000) shares of common stock of MYHI (the “MYHI Shares”); and (ii) MYHI believes it is in its best interest and the best interest of its stockholders to acquire the GPS Shares in exchange for the MYHI Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Exchange”); and

WHEREAS, it is the intention of the parties that the Exchange shall qualify as a transaction exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined) GPS shall become a wholly owned subsidiary of MYHI.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
EXCHANGE OF GPS SHARES FOR MYHI SHARES

Section 1.1  Agreement to Exchange GPS Shares for MYHI Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Shareholder shall assign, transfer, convey and deliver the GPS Shares to MYHI and, in consideration and exchange for the GPS Shares, MYHI shall issue, transfer, convey and deliver the MYHI Shares to the Shareholder.

Section 1.2  Closing and Actions at Closing. The closing of the Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at such time and date as the parties hereto shall agree orally or in writing (the “Closing Date”).

Section 1.3  Restrictions on MYHI Shares. The MYHI Shares have not been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by the Shareholders to MYHI. The MYHI Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the MYHI Shares will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF MYHI

MYHI represents, warrants and agrees that all statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1  Corporate Organization.

A.  MYHI is a corporation duly organized, validly existing and in good standing under the laws of Colorado, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of MYHI. “Material Adverse Effect” means, when used with respect to MYHI, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of MYHI, or materially impair the ability of MYHI to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B.  Copies of the Articles of Incorporation and Bylaws of MYHI with all amendments thereto, as of the date hereof (the “MYHI Charter Documents”), have been, or will be upon request, furnished to GPS, and such copies are accurate and complete as of the date hereof.

Section 2.2  Capitalization of MYHI.

A.  The authorized capital stock of MYHI consists of: (i) 500,000,000 shares of common stock, par value $0.0001, of which 223,510,432 shares of common stock are issued and outstanding; and (ii) 250,000,000 shares of preferred stock, par value $0.0001, of which there are 100,000 shares of preferred stock which are issued and outstanding.

B.  All of the issued and outstanding shares of common stock of MYHI immediately prior to the Exchange are, and all MYHI Shares when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder.

Section 2.3  Authorization, Validity and Enforceability of Agreements. MYHI has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the “Agreements”) to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by MYHI and the consummation by MYHI of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of MYHI, and no other corporate proceedings on the part of MYHI are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of MYHI and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. MYHI does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of the Agreements, resulting from the issuance of the MYHI Shares in connection with the Exchange.

Section 2.4  No Conflict or Violation. Neither the execution and delivery of the Agreements by MYHI, nor the consummation by MYHI of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the MYHI charter documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which MYHI is subject; (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which MYHI is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of MYHI’s assets, including without limitation, the MYHI Shares.

Section 2.5  Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of MYHI, currently threatened against MYHI or any of its affiliates, that may affect the validity of this Agreement or the right of MYHI to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. Neither MYHI nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

Section 2.6  Financial Statements. MYHI’s financial statements for the fiscal year ended March 31, 2019 (the “Financial Statements”) as set forth on the Form 10-K of MYHI filed on June 25, 2019 (the “Form 10-K”) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis. The Financial Statements fairly present the financial condition and operating results of MYHI as of the date, and for the period, indicated therein.

Section 2.7  No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by MYHI to arise, between MYHI and any accountants and/or lawyers formerly or presently engaged by MYHI. MYHI is current with respect to fees owed to its accountants and lawyers.

Section 2.8  Absence of Undisclosed Liabilities. Except as specifically disclosed herein or in the Form 10-K: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) MYHI has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than incurred in the ordinary course of business; (C) MYHI has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) MYHI has not made any loan, advance or capital contribution to or investment in any person or entity; and (E) MYHI has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

Shareholder represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to GPS, are true and complete as of the date hereof.

Section 3.1  Organization. GPS is a company duly organized, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of GPS’s Bylaws, or similar documents. GPS has taken all actions required by law, its Bylaws or otherwise to authorize the execution and delivery of this Agreement. GPS has full power, authority, and legal capacity and has taken all action required by law,, and otherwise to consummate the transactions herein contemplated.

Section 3.2  Authorized Shares. The GPS Shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. The GPS Shares represent all of the outstanding capital stock of GPS and there are no outstanding rights on the part of any person to acquire any shares of the capital stock of GPS.

Section 3.3  No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which GPS is a party or to which any of its assets, properties or operations are subject

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF GPS SHAREHOLDER

The Shareholder hereby represents and warrants to MYHI:

Section 4.1  Authority. The Shareholder has the right, power, authority and capacity to execute and deliver this Agreement to which the Shareholder is a party, to consummate the transactions contemplated by this Agreement, and to perform Shareholder’s obligations under this Agreement. This Agreement has been duly and validly authorized and approved, executed and delivered by Shareholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than Shareholder, this Agreement is duly authorized, executed and delivered by Shareholder and constitutes the legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 4.2  No Conflict. Neither the execution or delivery by Shareholder of this Agreement nor the consummation or performance by Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of Shareholder ; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which Shareholder is a party or by which the properties or assets of Shareholder is bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which any of Shareholder, or any of the properties or assets of Shareholder, may be subject.

Section 4.3  Litigation. There is no pending Action against Shareholder that involves the GPS Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of GPS and, to the knowledge of Shareholder, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4  Ownership of Shares. Shareholder is both the record and beneficial owner of the GPS Shares. Such Shareholder has and shall transfer at the Closing, good and marketable title to the GPS Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

ARTICLE V
CONDITIONS TO OBLIGATIONS OF THE GPS SHAREHOLDER

The obligations of the Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Shareholder, as in its sole discretion:

Section 5.1  Representations and Warranties of MYHI. All representations and warranties made by MYHI in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 5.2  Agreements and Covenants. MYHI shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of MYHI shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5  Documents. MYHI must have caused the following documents to be delivered to GPS:

A.  A share certificate evidencing the MYHI Shares registered in the name of the Shareholder;

B.  this Agreement duly executed;

C.  such other documents as the Shareholder may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of MYHI, (B) evidencing the performance of, or compliance by MYHI with any covenant or obligation required to be performed or complied with by MYHI, (C) evidencing the satisfaction of any condition referred to in this Article V, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.6  No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to MYHI.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF MYHI

The obligations of MYHI to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by MYHI in its sole discretion:

Section 6.1  Representations and Warranties of the Shareholder All representations and warranties made by the Shareholder shall be true and correct on and as of the Closing Date.

Section 6.2  Agreements and Covenants. The Shareholder shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 6.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of GPS shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5  Documents. The Shareholder must deliver to MYHI at the Closing:

A.  This Agreement to which the Shareholder is a party, duly executed;

B.  such other documents as MYHI may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the Shareholder, (B) evidencing the performance of, or compliance by the Shareholder with, any covenant or obligation required to be performed or complied with by the Shareholder, , (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

ARTICLE VII
SURVIVAL AND INDEMNIFICATION

Section 7.1  Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the three-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1  Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.2  Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 8.3  Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to the Shareholder, to:

Trilogy Capital, LLC

Attn: Judy Pham

578 Washington Blvd

Suite 578

Marina Del Rey, CA 90292

If to MYHI, to:

Mountain High Acquisitions Corp.

Attn: Alan Smith

6501 East Greenway Parkway

#103-412

Scottsdale, Arizona 85254

With a copy to (which copy shall not constitute notice):

David Ficksman, Esq.

TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 8.3.

Section 8.4  Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement. For avoidance of doubt, no representation has been made by or on behalf of MYHI as to the tax effects of the transactions contemplated by this Agreement.

Section 8.5  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.6  Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.7  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 8.8  Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Colorado, and/or the U.S. District Court for Colorado, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.3.

Section 8.9  Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10  Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Colorado without giving effect to the choice of law provisions thereof.

Section 8.11  Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER

Trilogy Capital, LLC

By
Name: Dr Judy Pham
Title: Chief Executive Officer

MOUNTAIN HIGH ACQUISITIONS CORP. (“MYHI”)

By
Name: Alan Smith
Title: Chief Executive Officer